Exhibit 10.06

NUTRACEA

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (the “Agreement”) is made effective as of March 19, 2004 (“Effective Date”) by and between NutraCea, a California corporation with principal address at 1261 Hawk’s Flight Court, El Dorado Hills, CA 95762 (the “Company”), and Nana Patricia McPeak, an individual with principal address at 100 Rock Lane, El Dorado Hills, CA 95762 (the “McPeak”).

In consideration of the mutual covenants and representations set forth below, the Company and McPeak agree as follows:

1.  Issuance of the Shares. Subject to the terms and conditions of this Agreement, the Company agrees to issue to McPeak and McPeak agrees to acquire from the Company on the Closing (as defined below) and subject to the restrictions set forth herein Five Million Five Hundred Thousand (5,500,000) shares of the Company’s Restricted Common Stock (the “Shares”) in exchange for services rendered and the satisfaction of certain indebtedness of Company to McPeak, the sufficiency of which is hereby acknowledged.

2.  Closing. The issuance of the Shares shall occur at a closing (the “Closing”) to be held on the date first set forth above, or at any other time mutually agreed upon by the Company and McPeak. The Closing will take place at the principal office of the Company or at such other place as shall be designated by the Company. At the Closing, the Company will issue, as promptly thereafter as practicable, a stock certificate, registered in the name of McPeak, reflecting the Shares, subject to the restrictions set forth herein.

3.  Repurchase Option.

A.  In the event McPeak ceases to be an employee of the Company for any or no reason, other than, by reason of McPeak’s death or disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), “Disability”), the Company shall upon the date of such termination (as reasonably fixed and determined by the Company) have the right, but not the obligation (the “Repurchase Option”), for a period of ninety (90) days from such date, to repurchase any Shares which have not yet been released from the Repurchase Option (the “Unreleased Shares) at a price equal to Five Thousand Dollars ($5,000) (the “Repurchase Price”). The Repurchase Option shall be exercised by the Company by delivering written notice to McPeak AND, at the Company’s option, by delivering to McPeak a check in the amount of the aggregate Repurchase Price. Upon delivery of such notice and the payment of the aggregate Repurchase Price, the Company shall become the legal and beneficial owner of the Unreleased Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Unreleased Shares being repurchased by the Company.

B.  The Company in its sole discretion may designate and assign one or more employees, officers, directors or shareholders of the Company or other persons or organizations to exercise all or a part of the Company’s Repurchase Option to purchase all or a part of the Unreleased Shares.

4.  Release of Shares From Repurchase Option; Vesting.

A.  So long as McPeak’s continuous status as an employee of the Company has not yet terminated in each such instance, Fifty Percent (50%) of the total number of Shares shall be released from the Repurchase Option on January 1, 2006, and the remaining Fifty Percent (50%) of the Shares shall be released from the Repurchase Option on January 1, 2007.

Notwithstanding the foregoing, in the event of either (i) a Change of Control (as defined below); (ii) the death or Disability of McPeak; (iii) McPeak’s retirement as an employee of Company so long as such retirement does not occur prior to the Second (2nd) Anniversary of the Effective Date of this Agreement; (iv) Company terminates McPeak’s employment with Company other than for Cause (as defined below); or (v) at the sole discretion of the Company’s Board of Directors, One Hundred Percent (100%) of the total number of Shares that have not been released from the Repurchase Option shall be released from the Repurchase Option immediately; provided that McPeak’s continuous status as an employee of the Company has not been terminated prior to such date.

B.  For purposes of this Agreement, a “Change of Control” means either:

  (1) the acquisition of the Company by another entity by means of any single transaction (including, without limitation, any reorganization, merger or consolidation or stock transfer, but excluding any such transaction effected primarily for the purpose of changing the domicile of the Company), unless the Company’s shareholders of record immediately prior to such transaction or series of related transactions hold, immediately after such transaction or series of related transactions, at least 50% of the voting power of the surviving or acquiring entity (provided that the sale by the Company of its securities for the purposes of raising additional funds shall not constitute a Change of Control hereunder); or

  (2) a sale of all or substantially all of the assets of the Company.

C.  For purposes of this Agreement, “Cause” means the conviction by McPeak of a felony, a crime involving moral turpitude causing material harm to Company’s standing and reputation; or for fraud.

D.  Subject to the provisions of Section 7, the Shares which have been released from the Company’s Repurchase Option shall be delivered to McPeak at McPeak’s request.

5.     Restrictions on Transfer.

A.       McPeak hereby makes the investment representations listed on Exhibit A to the Company as of the date of this Agreement and as of the date of the Closing, and agrees that such representations are incorporated into this Agreement by this reference, such that the Company may rely on them in issuing the Shares. McPeak understands and agrees that the Company shall cause the legends set forth below, or substantially equivalent legends, to be placed upon any certificate(s) evidencing ownership of the Shares, together with any other legends that may be required by the Company or by applicable state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, AND A REPURCHASE OPTION HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND REPURCHASE OPTION ARE BINDING ON TRANSFEREES OF THESE SHARES.

B.        Stop-Transfer Notices. McPeak agrees that to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

C.        Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

D.        Unreleased Shares. No Unreleased Shares subject to the Repurchase Option contained in Section 3 of this Agreement, nor any beneficial interest in such Shares, shall be sold, gifted, transferred, encumbered or otherwise disposed of in any way (whether by operation of law or otherwise) by McPeak.

6.  Tax Consequences. McPeak has reviewed with McPeak’s own tax advisors the federal, state, local and foreign tax consequences of this acquisition and the transactions contemplated by this Agreement. McPeak is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. McPeak understands that McPeak (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement. McPeak understands that Section 83 of the Code, taxes as ordinary income the difference between the acquisition price for the Shares and the Fair Market Value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” includes the right of the Company to buy back the Shares pursuant to the Repurchase Option. McPeak understands that McPeak may elect to be taxed at the time the Shares are acquired rather than when and as the Repurchase Option expires by filing an election under Section 83(b) of the Code with the IRS within 30 days from the date of acquisition. THE FORM FOR MAKING THIS SECTION 83(B) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT B AND MCPEAK (AND NOT THE COMPANY OR ANY OF ITS AGENTS) SHALL BE SOLELY RESPONSIBLE FOR APPROPRIATELY FILING SUCH FORM, EVEN IF MCPEAK REQUESTS THE COMPANY OR ITS AGENTS TO MAKE THIS FILING ON MCPEAK’S BEHALF.

7.  General Provisions.

A.  Choice of Law.  This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of California.

B.  Integration.  This Agreement represents the entire agreement between the parties with respect to the acquisition of the Shares by McPeak and supercedes and replaces any and all prior written or oral agreements regarding the subject matter of this Agreement including, but not limited to, any representations made during any interviews, relocation discussions or negotiations whether written or oral.

C.  Notices.  Any notice, demand, offer, request or other communication required or permitted to be given by either the Company or McPeak pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) 1 business day after being deposited with an overnight courier service or (iv) 4 days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses provided to the Company (which the Company agrees to disclose to the other parties upon request) or such other address as a party may request by notifying the other in writing.

D.  Successors.  Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this Section or which becomes bound by the terms of this Agreement by operation of law. Subject to the restrictions on transfer set forth in this Agreement, this Agreement shall be binding upon McPeak and his heirs, executors, administrators, successors and assigns.

E.  Assignment.   The rights granted to McPeak under this Agreement are not assignable by McPeak under any circumstances.

F.  Waiver.    Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it.

G.  McPeak Investment Representations and Further Documents.   McPeak agrees upon request to execute any further documents or instruments necessary or reasonably desirable in the view of the Company to carry out the purposes or intent of this Agreement, including (but not limited to) Exhibits A and B of this Agreement

H.  Severability.   Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable to the greatest extent permitted by law.

I.  Rights as Stockholder. Subject to the terms and conditions of this Agreement, McPeak shall have all of the rights of a shareholder of the Company with respect to the Shares from and after the date that McPeak delivers a fully executed copy of this Agreement (including all exhibits and attachments thereto) and until such time as McPeak disposes of the Shares in accordance with this Agreement. Upon such transfer, McPeak shall have no further rights as a holder of the Shares except (in the case of a transfer to the Company) the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and McPeak shall forthwith cause the certificate(s) evidencing the Shares to be surrendered to the Company for transfer or cancellation.

J.  Adjustment for Stock Split.   All references to the number of Shares in this Agreement shall be adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made after the date of this Agreement.

K.  Counterparts.   This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages shall be binding originals.

L.  Prevailing Party’s Fees.   If any party hereto commences an action or arbitration against another party to interpret or enforce any terms of this Agreement, or because of the other party's breach of any provision in this Agreement, the losing party shall pay to the prevailing party reasonable attorneys' fees, costs and expenses, court costs and other costs of action incurred in connection with the prosecution or defense of such action or arbitration, whether or not the action is prosecuted to a final judgment.

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The parties represent that they have read this Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand this Agreement. McPeak agrees to notify the Company of any change in her address below.

MCPEAK	NUTRACEA

/s/ Nana Patricia McPeak	/s/ Patricia McPeak
Nana Patricia McPeak	Signature

Address:
100 Rock Lane
El Dorado Hills, CA 95762

[SIGNATURE PAGE TO RESTRICTED STOCK AGREEMENT]

EXHIBIT A

INVESTMENT REPRESENTATION STATEMENT

NAME	:	Nana Patricia McPeak

COMPANY	:	NutraCea

SECURITY	:	Restricted Common Stock

AMOUNT	:	5,500,000 shares

DATE	:	March 19, 2004

In connection with the acquisition of the above-listed shares, I, the undersigned represent to the Company as follows:

1.  The Company May Rely on These Representations. I understand that the Company’s issuance of the shares to me has not been registered under the Securities Act of 1933, as amended, because the Company believes, relying in part on my representations in this document, that an exemption from such registration requirement is available for such sale. I understand that the availability of this exemption depends upon the representations I am making to the Company in this document being true and correct.

2.  I am Acquiring for Investment. I am acquiring the shares solely for investment purposes, and not for further distribution. My entire legal and beneficial ownership interest in the shares is being acquired and shall be held solely for my account, except to the extent I intend to hold the shares jointly with my spouse. I am not a party to, and do not presently intend to enter into, any contract or other arrangement with any other person or entity involving the resale, transfer, grant of participation with respect to or other distribution of any of the shares. My investment intent is not limited to my present intention to hold the shares for the minimum capital gains period specified under any applicable tax law, for a deferred sale, for a specified increase or decrease in the market price of the shares, or for any other fixed period in the future.

3.  I Can Protect My Own Interests. I can properly evaluate the merits and risks of an investment in the shares and can protect my own interests in this regard, whether by reason of my own business and financial expertise, the business and financial expertise of certain professional advisors unaffiliated with the Company with whom I have consulted, or my preexisting business or personal relationship with the Company or any of its officers, directors or controlling persons.

4.  I am Informed About the Company. I am sufficiently aware of the Company’s business affairs and financial condition to reach an informed and knowledgeable decision to acquire the shares. I have had opportunity to discuss the plans, operations and financial condition of the Company with its officers, directors or controlling persons, and have received all information I deem appropriate for assessing the risk of an investment in the shares.

5.  I Recognize My Economic Risk. I realize that the acquisition of the shares involves a high degree of risk, and that the Company’s future prospects are uncertain. I am able to hold the shares indefinitely if required, and am able to bear the loss of my entire investment in the shares.

6.  I Know the Shares are Restricted Securities. I understand that the shares are “restricted securities” in that the Company’s issuance of the shares to me has not been registered under the Securities Act in reliance upon an exemption for non-public offerings. In this regard, I also understand and agree that:

A.  I must hold the shares indefinitely, unless any subsequent proposed resale by me is registered under the Securities Act, or unless an exemption from registration is otherwise available (such as Rule 144);

B.  the Company is under no obligation to register any subsequent proposed resale of the shares by me; and

C.  the certificate evidencing the shares will be imprinted with a legend which prohibits the transfer of the shares unless such transfer is registered or such registration is not required in the opinion of counsel for the Company.

7.  I am Familiar With Rule 144. I am familiar with Rule 144 adopted under the Securities Act, which in some circumstances permits limited public resales of “restricted securities” like the shares acquired from an issuer in a non-public offering. I understand that my ability to sell the shares under Rule 144 in the future is uncertain, and will depend upon, among other things: (i) the availability of certain current public information about the Company; (ii) the resale occurring more than one year after my acquisition and full payment (within the meaning of Rule 144) for the shares; and (iii) if I am an affiliate of the Company, or a non-affiliate who has held the shares less than two years after my acquisition and full payment: (A) the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker, as said term is defined under the Securities Exchange Act of 1934, as amended, (B) the amount of shares being sold during any three month period not exceeding the specified limitations stated in Rule 144, and (C) timely filing of a notice of proposed sale on Form 144, if applicable.

8.  I Know I am Subject to Further Restrictions on Resale. I understand that in the event Rule 144 is not available to me, any future proposed sale of any of the shares by me will not be possible without prior registration under the Securities Act, compliance with some other registration exemption (which may or may not be available), or each of the following: (i) my written notice to the Company containing detailed information regarding the proposed sale, (ii) my providing an opinion of my counsel to the effect that such sale will not require registration, and (iii) the Company notifying me in writing that its counsel concurs in such opinion. I understand that neither the Company nor its counsel is obligated to provide me with any such opinion. I understand that although Rule 144 is not exclusive, the Staff of the SEC has stated that persons proposing to sell private placement securities other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

9.  I Know I May Have Tax Liability Due to the Uncertain Value of the Shares. I understand that the Board of Directors believes its valuation of the shares represents a fair appraisal of their worth, but that it remains possible that, with the benefit of hindsight, the Internal Revenue Service may successfully assert that the value of the shares on the date of my acquisition is substantially greater than the Board’s appraisal. I understand that any additional value ascribed to the shares by such an IRS determination will constitute ordinary income to me as of the acquisition date, and that any additional taxes and interest due as a result will be my sole responsibility payable only by me, and that the Company need not and will not reimburse me for that tax liability. I understand that if such additional value represents more than 25% of my gross income for the year in which the value of the shares is taxable, the IRS will have 6 years from the due date for filing the return (or the actual filing date of the return if filed thereafter) within which to assess me the additional tax and interest due.

10.  Residence. The address of my principal residence is set forth on the signature page below.

By signing below, I acknowledge my agreement with each of the statements contained in this Investment Representation Statement as of the date first set forth above, and my intent for the Company to rely on such statements in issuing the shares to me.

/s/ Nana Patricia McPeak
Nana Patricia McPeak

Address of McPeak’s Principal Residence:

100 Rock Lane, El Dorado Hills, CA 95762

EXHIBIT B

IF YOU WISH TO MAKE A SECTION 83(B) ELECTION, THE FILING OF SUCH ELECTION IS YOUR RESPONSIBILITY.

THE FORM FOR MAKING THIS SECTION 83(B) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT B.

YOU MUST FILE THIS FORM WITHIN 30 DAYS OF PURCHASING THE SHARES.

YOU (AND NOT THE COMPANY OR ANY OF ITS AGENTS) SHALL BE SOLELY RESPONSIBLE FOR FILING SUCH FORM WITH THE IRS, EVEN IF YOU REQUEST THE COMPANY OR ITS AGENTS TO MAKE THIS FILING ON YOUR BEHALF AND EVEN IF THE COMPANY OR ITS AGENTS HAVE PREVIOUSLY MADE THIS FILING ON YOUR BEHALF.

The election should be filed by mailing a signed election form by certified mail, return receipt requested to the IRS Service Center where you file your tax returns. See www.irs.gov.

2

EXHIBIT B

ELECTION UNDER SECTION 83(b) OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in his or her gross income for the current taxable year, the amount of any compensation taxable to him or her in connection with his or her receipt of the property described below:

1.  The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER: [Name of Purchaser]	SPOUSE:

TAXPAYER’S ADDRESS:
_____________________
_______________	_________________
TAXPAYER ID #:	SPOUSE’S ID #:

2.  The property with respect to which the election is made is described as follows: [# of Shares] shares (the “Shares”) of the Common Stock of [Name of Company] (the “Company”).

3.  The date on which the property was transferred is: [DATE].

4.  The property is subject to the following restrictions: The Shares may be repurchased by the Company, or its assignee, upon the occurrence of certain events. This right lapses with regard to a portion of the Shares over time.

5.  The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $[_____].

6.  The amount, if any, paid for such property: $[_____].

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understand(s) that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:
[Name of Purchaser], Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated:
Spouse of Taxpayer